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                                                                    EXHIBIT j(1)

                         INDEPENDENT AUDITOR'S CONSENT



The Board of Directors and Shareholders
AIM International Funds, Inc.:

We consent to the use of our reports on the AIM Asian Growth Fund, AIM European Development Fund, AIM Global Aggressive Growth Fund, AIM Global Growth, AIM Global Income Fund and AIM International Equity Fund (series portfolios of AIM International Funds, Inc.) dated December 4, 1998 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Audit Reports" in the Statement of Additional Information.



                                                   /s/ KPMG LLP
                                                   ---------------------
                                                       KPMG LLP



Houston, Texas
February 23, 1999